Exhibit 99.1

Mead Johnson Reports Solid First Quarter Earnings;
Delivers Five Percent Constant Dollar Sales Growth;
and Reaffirms Annual Guidance

GLENVIEW, Ill.--(BUSINESS WIRE)--April 25, 2013--Mead Johnson Nutrition Company (NYSE: MJN) today announced its financial results for the quarter ended March 31, 2013.

  First quarter sales of $1,037.9 million increased five percent, on both a reported and constant dollar basis, up from $986.6 million in the same quarter a year ago. This sales increase was driven by seven percent growth in the Asia/Latin America segment and one percent growth in the North America/Europe segment.
  Excluding the impact of several non-core businesses exited in late 2012, sales growth in the first quarter of 2013 was six percent compared to the same quarter a year ago. On the same basis, the North America/Europe segment, which included most of the non-core businesses, grew by five percent.
  GAAP net earnings of $0.85 per diluted share for the first quarter of 2013 were up from $0.80 per diluted share a year ago.
  Non-GAAP (1) net earnings of $0.85 per diluted share for the first quarter of 2013 increased from $0.82 per diluted share in 2012.
  Earnings benefited from higher sales and a lower effective tax rate, partially offset by higher demand-generation investments and pension settlement expense.
  Mead Johnson confirms its full-year GAAP EPS is expected to be in the range of $3.20 to $3.28. Excluding Specified Items,(1) estimated at $0.02 per diluted share, the full-year 2013 non-GAAP EPS is expected to be in the range of $3.22 to $3.30.

(1) For the definition of Specified Items and a reconciliation of GAAP and non-GAAP results, see “Non-GAAP Financial Measures” on the scheduled titled “Supplemental Financial Information,” included in this release.

“We are pleased with our solid sales and earnings growth during the first quarter,” said Chief Executive Officer Stephen W. Golsby. “Sales growth was strong and broad-based across South Asia and Latin America. As expected, sales in China were down compared to last year, given higher market share in the first quarter of 2012, although we continued to deliver gains on a sequential basis, with first quarter market share higher than in the fourth quarter of 2012. Hong Kong experienced particularly strong sales growth, which we believe reflected heavy demand in anticipation of the March 1st implementation of a new regulation limiting exports into China. We are maintaining a cautious outlook on the ongoing impact, since retail demand in Hong Kong fell in March as the new regulation took effect. In the North America/Europe segment, we continued to make progress building non-WIC* market share in the United States, which mitigated the impact of several non-core businesses exited in 2012 and lower category consumption. During the quarter, we made noticeably higher demand-generation investments to drive sustainable growth. While mindful of the added uncertainty created by the new Hong Kong regulation, we remain confident in the strong growth of our business and continue to expect core sales to grow in the range of seven to eight percent in 2013.”

*WIC = United States Department of Agriculture Special Supplemental Nutrition Program for Women, Infants, and Children

First Quarter Results

Sales for the first quarter of 2013 totaled $1,037.9 million, up five percent from $986.6 million a year ago. Sales benefited six percent from price, offset by a one percent decline in volume. Earnings before interest and income taxes (“EBIT”) totaled $249.1 million, up from $248.8 million in the prior-year quarter. Higher demand-generation investments and pension settlement expense offset the benefit of higher sales.

Net earnings attributable to shareholders totaled $172.5 million, or $0.85 per diluted share, in the first quarter of 2013, compared to $164.2 million, or $0.80 per diluted share, in the prior-year quarter. The effective tax rate (“ETR”) was 25.7 percent in the first quarter, compared to 27.5 percent a year ago. The decrease in the ETR was primarily attributable to management's assertion that certain current-year foreign earnings and profits are permanently invested abroad.

On a non-GAAP basis, which excludes Specified Items, net earnings attributable to shareholders totaled $174.0 million, or $0.85 per diluted share, for the first quarter of 2013, compared to $167.4 million, or $0.82 per diluted share, for the same quarter a year ago.

First Quarter Segment Results

The Asia/Latin America segment reported sales of $755.3 million for the first quarter of 2013, up seven percent from $707.3 million in the first quarter of 2012. Sales increased six percent from price and one percent from volume. Sales volume benefited from the Argentine acquisition in March 2012 and category growth combined with increased market share throughout the segment. These factors were offset by lower market share in China compared to the year-ago quarter. For Hong Kong, first quarter sales benefited from higher demand in anticipation of the new export regulation. EBIT for the Asia/Latin America segment totaled $268.4 million in the first quarter of 2013, compared to $280.9 million for the same quarter a year ago. The lower EBIT was driven by higher demand-generation investments.

The North America/Europe segment reported sales of $282.6 million for the first quarter of 2013, up one percent from $279.3 million in the first quarter of 2012. Sales benefited five percent from price offset by a four percent decline in volume. The volume decline was entirely driven by the elimination of several non-core businesses. Higher non-WIC market share in the United States, along with share gains in Canada, were offset by lower category consumption in the U.S. EBIT for the North America/Europe segment totaled $51.3 million in the first quarter of 2013, up 61 percent from $31.8 million in the first quarter a year ago. The increase was mainly the result of improved gross margins from pricing gains and lower U.S. dairy costs and the timing of demand-generation spending.

Corporate and Other expenses increased primarily from higher operating expenses and pension settlement expense, which is reported in Other Expenses in the consolidated statement of earnings.

Outlook for 2013

“While still cautious about China/Hong Kong, we remain confident in our 2013 performance,” said Mr. Golsby. “Therefore, we confirm that annual constant dollar sales growth from core operations remains in line with previous guidance expectations of seven percent to eight percent. Including the impact of the discontinued non-core businesses, full-year constant dollar sales growth is expected to be in the range of six percent to seven percent. Improved annual gross margins are expected to fund continued growth in demand-generation investments. Non-GAAP EPS is expected to be in the range of $3.22 to $3.30.”

Conference Call Scheduled

Mead Johnson will host a conference call at 8:30 a.m. CDT today, during which company executives will review first quarter financial results and respond to questions from analysts and investors. The call will be broadcast over the Internet at www.meadjohnson.com. To listen to the call, visit the website at least 15 minutes before the call and click on the “Investors” tab. Security analysts and investors wishing to participate by telephone should call (866) 318-8618, pass code: Mead Johnson. Callers outside of North America should call +1-617-399-5137 to be connected. A replay of the conference call will be available through midnight CDT Thursday, May 2, 2013, by calling (888) 286-8010 or outside of North America +1-617-801-6888, pass code: 98251622. The replay will also be available at www.meadjohnson.com.

Forward-Looking Statements

Certain statements in this news release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the fact they use words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression. Such statements are likely to relate to, among other things, a discussion of goals, plans and projections regarding financial position, results of operations, cash flows, market position, product development, product approvals, sales efforts, expenses, capital expenditures, performance or results of current and anticipated products and the outcome of contingencies such as legal proceedings and financial results. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations that involve inherent risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: (1) the ability to sustain brand strength, particularly the Enfa family of brands; (2) the effect on the company’s reputation of real or perceived quality issues; (3) the effect of regulatory restrictions related to the company's products; (4) the adverse effect of commodity costs; (5) increased competition from branded, private label, store and economy-branded products; (6) the effect of an economic downturn on consumers’ purchasing behavior and customers’ ability to pay for product; (7) inventory reductions by customers; (8) the adverse effect of changes in foreign currency exchange rates; (9) the effect of changes in economic, political and social conditions in the markets where we operate; (10) changing consumer preferences; (11) the possibility of changes in the WIC program, or participation in WIC; (12) legislative, regulatory or judicial action that may adversely affect the company’s ability to advertise its products or maintain product margins; and (13) the ability to develop and market new, innovative products. For additional information regarding these and other factors, see the company’s filings with the United States Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K, which filings are available upon request from the SEC or at www.meadjohnson.com. The company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Mead Johnson

Mead Johnson, a global leader in pediatric nutrition, develops, manufactures, markets and distributes more than 70 products in over 50 markets worldwide. The company's mission is to nourish the world’s children for the best start in life. The Mead Johnson name has been associated with science-based pediatric nutrition products for over 100 years. The company’s “Enfa” family of brands, including Enfamil® infant formula, is the world's leading brand franchise in pediatric nutrition. For more information, go to www.meadjohnson.com.

MEAD JOHNSON NUTRITION COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars and shares in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2013	2012
NET SALES	$1,037.9	$986.6
Cost of Products Sold	390.9	373.5
GROSS PROFIT	647.0	613.1
Expenses:
Selling, General and Administrative	217.0	210.4
Advertising and Promotion	144.5	125.8
Research and Development	24.2	22.5
Other Expenses	12.2	5.6
EARNINGS BEFORE INTEREST AND INCOME TAXES	249.1	248.8

Interest Expense	14.2	14.5
EARNINGS BEFORE INCOME TAXES	234.9	234.3

Provision for Income Taxes	60.4	64.5
NET EARNINGS	174.5	169.8
Less Net Earnings Attributable to Noncontrolling Interests	2.0	5.6
NET EARNINGS ATTRIBUTABLE TO SHAREHOLDERS	$172.5	$164.2
Earnings per Share—Basic
Net Earnings Attributable to Shareholders	$0.85	$0.80
Earnings per Share—Diluted
Net Earnings Attributable to Shareholders	$0.85	$0.80
Dividends Declared per Share	$0.34	$0.30

MEAD JOHNSON NUTRITION COMPANY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in millions)
(UNAUDITED)

	March 31,
	2013	2012
NET EARNINGS	$174.5	$169.8

OTHER COMPREHENSIVE INCOME/(LOSS)
Foreign Currency Translation Adjustments
Translation Adjustments	(34.7)	22.9
Tax Benefit/(Expense)	3.2	(6.4)
Deferred Gains/(Losses) on Derivatives Qualifying as Hedges
Deferred (Losses) on Derivatives Qualifying as Hedges for the Period	(4.4)	(6.4)
Reclassification Adjustment for (Gains)/Losses Included in Net Earnings	3.0	(1.0)
Tax Benefit	0.5	2.2
Pension and Other Postretirement Benefits
Deferred Gains/(Losses) on Pension and Other Postretirement Benefits	1.0	(0.1)
Reclassification Adjustment for (Gains)/Losses Included in Net Earnings	8.9	1.8
Tax Benefit/(Expense)	(3.5)	0.8
OTHER COMPREHENSIVE INCOME/(LOSS)	(26.0)	13.8

COMPREHENSIVE INCOME	148.5	183.6

Less Comprehensive Income Attributable to Noncontrolling Interests	(3.2)	5.6

COMPREHENSIVE INCOME ATTRIBUTABLE TO SHAREHOLDERS	$151.7	$178.0

MEAD JOHNSON NUTRITION COMPANY
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in millions, except per share data)
(UNAUDITED)

	March 31, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$1,017.2	$1,042.1
Receivables – net of allowances of $6.8 and $7.6, respectively	413.4	364.6
Inventories	444.0	435.9
Deferred Income Taxes – net of valuation allowance	83.8	86.4
Income Taxes Receivable	31.2	26.0
Prepaid Expenses and Other Assets	66.3	60.0
Total Current Assets	2,055.9	2,015.0
Property, Plant, and Equipment – net	716.8	689.9
Goodwill	228.2	270.6
Other Intangible Assets – net	122.6	129.9
Deferred Income Taxes – net of valuation allowance	21.7	24.5
Other Assets	130.3	128.3
TOTAL	$3,275.5	$3,258.2
LIABILITIES AND EQUITY/(DEFICIT)
CURRENT LIABILITIES:
Short-term Borrowings	$103.1	$161.0
Accounts Payable	511.7	508.5
Dividends Payable	69.4	61.3
Note Payable	19.1	26.0
Accrued Expenses	201.5	220.4
Accrued Rebates and Returns	319.6	314.8
Deferred Income – current	28.3	36.1
Income Taxes – payable and deferred	64.2	41.8
Total Current Liabilities	1,316.9	1,369.9
Long-Term Debt	1,521.1	1,523.2
Deferred Income Taxes – noncurrent	17.3	15.9
Pension, Postretirement and Postemployment Liabilities	186.2	188.8
Other Liabilities	106.0	95.1
Total Liabilities	3,147.5	3,192.9
COMMITMENTS AND CONTINGENCIES

REDEEMABLE NONCONTROLLING INTEREST	39.3	36.3

EQUITY/(DEFICIT)
Shareholders’ Equity
Common Stock, $0.01 par value: 3,000 authorized, 206.4 and 206.0 issued, respectively	2.1	2.1
Additional Paid-in/(Distributed) Capital	(661.3)	(676.6)
Retained Earnings	1,218.6	1,124.8
Treasury Stock – at cost	(276.7)	(244.6)
Accumulated Other Comprehensive Loss	(207.8)	(187.0)
Total Shareholders’ Equity/(Deficit)	74.9	18.7
Noncontrolling Interests	13.8	10.3
Total Equity/(Deficit)	88.7	29.0
TOTAL	$3,275.5	$3,258.2

MEAD JOHNSON NUTRITION COMPANY
CONSOLIDATED STATEMENTS OF EQUITY/(DEFICIT) AND REDEEMABLE NONCONTROLLING INTEREST
(Dollars in millions)
(UNAUDITED)

		Additional			Accumulated			Redeemable
		Paid-in			Other	Non-	Total	Non-
	Common	(Distributed)	Retained	Treasury	Comprehensive	controlling	Equity/	controlling
	Stock	Capital	Earnings	Stock	Income (Loss)	Interests	(Deficit)	Interest
Balance as of January 1, 2013	$2.1	$(676.6)	$1,124.8	$(244.6)	$(187.0)	$10.3	$29.0	$36.3
Stock-based Compensation Awards		15.3		(9.1)			6.2
Treasury Stock Acquired				(23.0)			(23.0)
Distributions to Noncontrolling Interests						—	—
Cash Dividends Declared			(69.0)				(69.0)
Net Earnings			172.5			1.7	174.2	0.3
Redeemable Noncontrolling Interest Accretion			(9.7)				(9.7)	9.7
Other Comprehensive Income (Loss)					(20.8)	1.8	(19.0)	(7.0)
Balance as of March 31, 2013	$2.1	$(661.3)	$1,218.6	$(276.7)	$(207.8)	$13.8	$88.7	$39.3

Balance as of January 1, 2012	$2.1	$(728.4)	$770.0	$(89.7)	$(133.1)	$11.1	$(168.0)	$—
Stock-based Compensation Awards		17.8		(13.6)			4.2
Treasury Stock Acquired				(17.2)			(17.2)
Acquisition								30.2
Distributions to Noncontrolling Interests						—	—
Cash Dividends Declared			(61.3)				(61.3)
Net Earnings			164.2			5.5	169.7	0.1
Other Comprehensive Income (Loss)					13.8	—	13.8
Balance as of March 31, 2012	$2.1	$(710.6)	$872.9	$(120.5)	$(119.3)	$16.6	$(58.8)	$30.3

MEAD JOHNSON NUTRITION COMPANY CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(UNAUDITED)

	March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$174.5	$169.8
Adjustments to Reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	20.1	18.5
Other	30.3	28.0
Changes in Assets and Liabilities	(14.4)	(196.0)
Pension and Other Postretirement Benefits Contributions	(2.6)	(0.9)
Net Cash Provided by Operating Activities	207.9	19.4
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for Capital Expenditures	(77.5)	(30.4)
Proceeds from Sale of Property, Plant and Equipment	0.8	0.5
Investment in Other Companies	(0.7)	—
Acquisition	—	(106.1)
Net Cash Used in Investing Activities	(77.4)	(136.0)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Short-term Borrowings	3.1	30.0
Repayments of Short-term Borrowings	(61.0)	(30.0)
Repayments of Notes Payable	(8.4)	—
Payments of Dividends	(60.9)	(53.0)
Stock-based-compensation-related Proceeds and Excess Tax Benefits	5.2	11.5
Purchases of Treasury Stock	(32.1)	(29.6)
Net Cash Used in Financing Activities	(154.1)	(71.1)
Effects of Changes in Exchange Rates on Cash and Cash Equivalents	(1.3)	8.1
NET DECREASE IN CASH AND CASH EQUIVALENTS	(24.9)	(179.6)
CASH AND CASH EQUIVALENTS:
Beginning of Period	1,042.1	840.3
End of Period	$1,017.2	$660.7

MEAD JOHNSON NUTRITION COMPANY
SUPPLEMENTAL FINANCIAL INFORMATION
(Dollars in millions)
(UNAUDITED)

During the fourth quarter of 2012, the company implemented a change in its organizational structure involving the transfer of its Puerto Rican operations from North America to Latin America. This change did not impact Europe or Asia and did not have a material impact on the assets of North America or Latin America. Segment information, for all periods presented, has been revised to be consistent with the new basis of presentation. See our fourth quarter 2012 Earnings Release for the revised results.

	Three Months Ended March 31,			% Change Due to
Net Sales	2013	2012	% Change	Volume	Price	Foreign Exchange
Asia/Latin America	$755.3	$707.3	7%	1%	6%	—%
North America/Europe	282.6	279.3	1%	(4)%	5%	—%
Net Sales	$1,037.9	$986.6	5%	(1)%	6%	—%

Earnings Before Interest and Income Taxes
Asia/Latin America	$268.4	$280.9	(4)%
North America/Europe	51.3	31.8	61%
Corporate and Other	(70.6)	(63.9)	(10)%
EBIT	$249.1	$248.8	—%

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, including non-GAAP EBIT, earnings and earnings per share information. Specified Items, listed in the table below, are items included in GAAP measures, but excluded for the purpose of determining non-GAAP EBIT, earnings and earnings per share. Non-GAAP EBIT, earnings and earnings per share information adjusted for these items is an indication of the company's underlying operating results and intended to enhance an investor's overall understanding of the company's financial performance. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. Tables that reconcile GAAP to non-GAAP disclosure follow:

MEAD JOHNSON NUTRITION COMPANY
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in millions, except per share data)
(UNAUDITED)

	Three Months ended March 31,
	Earnings Before Interest		Net Earnings Attributable		Earnings per Common
	and Income Taxes		to Shareholders		Share - Diluted
	2013	2012	2013	2012	2013	2012
GAAP Results	$249.1	$248.8	$172.5	$164.2	$0.85	$0.80
Specified Items: (1)
IT and other separation costs (2)	—	1.7
Severance and other costs (3)	1.4	1.0
Legal, settlements and related costs (2,3)	0.2	1.5
Specified Items before income taxes	1.6	4.2	1.6	4.2	—	0.02
Income tax impact on items above			(0.1)	(1.0)	—	—
Non-GAAP Results	$250.7	$253.0	$174.0	$167.4	$0.85	$0.82

(1) All Specified Items are included in the Corporate and Other segment
(2) Included in Selling, General and Administrative expenses
(3) Included in Other Expenses-net

CONTACT:
Mead Johnson Nutrition Company
Investors:
Kathy MacDonald, (847) 832-2182
kathy.macdonald@mjn.com
or
Media:
Christopher Perille, (847) 832-2178
chris.perille@mjn.com